Exhibit 99
RBC Capital Markets Financial Institutions Conference May 4, 2010

2 Disclaimer This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in our SEC reports and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Provident shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Provident businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

4 We provide banking services in the communities where we live and work We have 15 Community Banking Regions across the M&T footprint Regional Presidents represent the face of M&T in each of our markets We provide a wide range of banking services to customers in our communities Over 2 million retail customers Over 190,000 commercial customers M&T employs more than 14,000 people across the footprint

5 Lending in our communities We lend in the markets where we live and work to people and enterprises whom we know #1 Small Business Lender in: 147,026 Consumer and mortgage loans $9.3B Avg loan size: $63,000 Baltimore Binghamton Buffalo Rochester Syracuse Ranked 9th Nationally #1 market share for lead bank relationships among middle market clients in: Baltimore Binghamton Buffalo Harrisburg Rochester Syracuse 6,721 Small business loans $911 million Avg loan size: $136,000 4,545 loans to larger commercial customers $6.0B Avg loan size: $1.3 million Lending in 2009 * Independent market research ** Small Business Administration * **

6 We are only as strong as the communities we serve The M&T Charitable Foundation has donated more than $133 million to community-based organizations over the past 10 years We have been recognized as one of the top charitable companies in the U.S. M&T has earned the highest possible Community Reinvestment Act rating on every exam since 1982 Westminster Community Charter School Gettysburg Visitor Center United Way Day of Caring in Baltimore

Median: 3.03 Deal Value at Announcement and Tangible Equity at Most Recent Quarter before Announcement Although Provident was less than $1.0 Billion in Deal Value, it has been included for reference Source: SNL Financial We have a prudent approach to acquisitions We grow when it makes sense... 7 $1.0+ Billion Bank Only Deals (2000-2010)

As a result of the Provident acquisition, M&T now has a similar presence in MD as it does in Upstate New York, with a #1 branch share and #2 deposit share However, the MD area offers a larger, wealthier and faster growing population with more business opportunities 8 Upstate vs. Maryland Data include only those counties within the M&T Bank branch footprint. Upstate includes WNY, Rochester, Syracuse & Southern CBRs State of Maryland. Includes Provident and Bradford branches as reported to the FDIC as of June 30, 2009. Provident-related consolidations not reflected. Credit unions included. Branch count includes only branches with deposits as of June 30, 2009. Target Segments: Financial Services, Healthcare, High Tech, Light Mfg, Professional Svcs, Specialty Construction and Wholesale Dist. We have a prudent approach to acquisitions .... and where it makes sense

M&T Bank average employee tenure: 10.2 years M&T Bank average tenure of employees with >1 yr service: 10.8 years vs. US Dept. of Labor financial services industry average tenure: 4.7 years 9 Our employees are long-tenured... Management Group average tenure: 21.6 years Senior Vice President average tenure: 19.4 years Regional President average tenure: 19.4 years Branch Manager average tenure: 12.2 years Commercial RM average tenure: 9.9 years Teller average tenure: 8.1 years

10 ....and committed to M&T More than 20% of M&T's stock is owned by bank employees, executives and directors Approximately 75% of M&T's employees own stock in the company Despite the challenging environment, employee engagement at M&T increased significantly over the last two years

11 A history of above-average shareholder returns Our "super-community bank" model is validated through our long-term results M&T has been profitable in every quarter of the last 33+ years - 135 consecutive quarters M&T is one of two commercial banks in the S&P 500 not to have cut its dividend during the financial crisis Strong total return to shareholders through the financial crisis Superior returns to shareholders over the long term

12 Financial Results

Strong pre-credit earnings Strong credit through cycle Consistently positive earnings Generating capital 13 Increased Earnings Power Through 2009 Excludes merger-related gains and expenses and amortization expense associated with intangible assets. Refer to the Reconciliation of GAAP and Non-GAAP Results of Operation in the Appendix. Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items). Allowance to legacy M&T loans. Per SFAS No. 141R and SOP 03-3, Provident and Bradford loans were marked to fair value at acquisition with no related reserves. Estimates until Q1 2010 FRY9C report is filed.

14 2009 Peer Group - Largest 15 Regional Banks BB&T Corporation Marshall & Ilsley Corporation Capital One Financial Corporation PNC Financial Services Group, Inc. Comerica Incorporated Regions Financial Corporation Fifth Third Bancorp Synovus Financial Corp. First Horizon National Corporation SunTrust Banks, Inc. Huntington Bancshares Incorporated U.S. Bancorp KeyCorp Zions Bancorporation M&T Bank Corporation

15 M&T focuses on returns and relationships rather than volumes Note: Taxable Equivalent net interest margin used for M&T and for peer banks when available. Disciplined margin management % Net Interest Margin

Value of relationship lending seen in both credit and margin Risk-Adjusted Margin = FTE Net Interest Income less Net Charge-Offs as a percentage of average earning assets. 16 Risk-Adjusted Net Interest Margin Q1 2010

Revenue reflects FTE Net Interest Income where available and excludes securities gains/losses and any nonrecurring items. Long-term focus on revenue growth per share Revenue Growth Per Share Year-over-Year 17

M&T's model relies on maintaining above-average efficiency 18 Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items). * 2009 Efficiency Ratio excludes FDIC Special Assessment for MTB and all Peers. Operating Efficiency Ratio 52.65% 55.50% 55.88% 56.60% 63.09% 62.75% 45% 50% 55% 60% 65% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09* Q1'10 MTB Peer Median

19 Strong Credit Performance

20 M&T's geographies and underwriting are keys to out-performance HPI decline in M&T footprint significantly lower than national average Limited exposure to highly stressed markets of Florida, California, Nevada and Arizona Early intervention in stressed asset classes Reduced originations in 2005 & 2006 of several stressed asset classes in response to unacceptable underwriting standards and pricing (e.g. Commercial Real Estate and Indirect Auto) M&T's loss experience has diverged materially from the industry Key Points

MTB has the lowest NCO % amongst peers 21 Source: SNL Interactive, peer bank earnings releases. Note: Ratio is calculated using annualized net charge-offs. NCO to Average Loans Q1 2010

Nonperformers are considerably lower than peers 22 Source: SNL Interactive, peer bank earnings releases. *Peer 1's ratio is as of Q4 2009. Q1 2010 ratio not reported as of presentation date. Nonperforming Assets % of Loans + OREO Q1 2010

Reserve coverage remains among the best 23 Source: SNL Interactive, peer bank earnings releases. Note: Ratio is calculated using annualized net charge-offs. Reserves % of Net Charge-Offs Q1 2010

24 Commercial Credit Quality vs Peers - December 31, 2009 Source: SNL Interactive. FR Y9C data as of December 31, 2009.

25 Consumer Credit Quality vs Peers - December 31, 2009 Source: SNL Interactive. FR Y9C data as of December 31, 2009.

26 Focus on Long Term Shareholder Returns Management's Interest aligned with Shareholders' Interests Focus on Long Term Performance Berkshire Hathaway- Warren Buffett M&T Management, Directors and Employees Ownership as of 2/26/10. Inside calculation includes currently exercisable options, restricted stock awards & deferred bonus shares. 21.3% 5.7% AIB 22.5% Other Shareholders 50.5%

27 Prudent Credit and Capital Management Tangible Common Equity + Loan Loss Reserves as a % of Non-Performing Assets Peer Median Tangible Common Equity + Loan Loss Reserves as a % of Net Charge-Offs Source: SNL Interactive. *Peer 1's ratio is as of Q4 2009. Q1 2010 ratio not reported as of presentation date. Note: TCE plus reserves as a percentage of net charge-offs is calculated using annualized net charge-offs. Q1 2010 Peer Median

28 Operating Return on Avg. Tangible Common Equity - Q1 2010 Note: Excludes amortization of intangibles and goodwill impairment, merger-related items, and other nonrecurring items as noted by SNL. Continued profitability despite the credit environment

29 MTB: A Solid Investment

Total Return to Shareholders Top 50 Banks by Market Cap On January 1, 2000 Source: SNL Financial. 30

31 Of the largest 100 banks operating in 1983, only 25 remain today M&T Bank Corporation... a solid investment Among the remaining, M&T ranks 1st in stock price growth

32 20.6% Annual rate of return since 1980* 16th best return of the entire universe of over 700 U.S. based stocks that have traded publicly since 1980 M&T Bank Corporation... a solid investment *CAGR calculated assuming reinvestment of dividends through April 30, 2010. Source: IDC & Factset $3,394 invested in M&T in 1980 would be worth $1 million today

33 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

34 Appendix

35 Reconciliation of GAAP and Non-GAAP Results of Operation * Excludes gain/(loss) on sale of securities.

36 Reconciliation of GAAP and Non-GAAP Results of Operation

Private Sector Employment Growth In the M&T Footprint YoY % Change United States M&T Footprint NYS, Central PA, Philadelphia, MD, DC, NoVa & Richmond -2.0% Sept 2008 0.2% M&T footprint job losses remain well below the U.S. average-although the gap is narrowing as the national recovery gains momentum 2004 2005 2006 2007 2008 2009 '10 Source: U.S. Bureau of Labor Statistics -1.3% Mar 37

RBC Capital Markets Financial Institutions Conference May 4, 2010